Exhibit 4.9
SUBSCRIPTION AGREEMENT
FOR
BAYWOOD INTERNATIONAL, INC.

Baywood International, Inc., a Nevada corporation (the “Company”), and ____________________________________ (“Investor”), in consideration of the mutual promises contained in this Subscription Agreement (this “Agreement”) and the performance and payment described in this Agreement, the sufficiency of which is hereby acknowledged, mutually agree as follows:

1.           Subscription.  (a) Investor hereby subscribes for and offers to purchase units of the Company’s securities described below in exchange for the consideration set forth on the signature page below.  Each unit consists of (i) 10% Senior Convertible Notes (the “Notes”) and (ii) for no additional consideration, a certain number of five-year warrants to purchase shares of common stock, $0.001 par value per share, of the Company (each a “Warrant,” collectively the “Warrants” and together with the Notes, the “Securities”).  The definitive terms for the Securities shall be set forth in the following agreements and other documents, which are being provided by the Company to Investor with this Agreement (together with this Agreement, the “Definitive Agreements”): (x) the Note, (y) the Warrant, and (y) the Registration Rights Agreement.

(b)           Upon execution and delivery hereof, the Investor shall deliver to the Company either a check or evidence that a wire transfer has been made to the Company in accordance with its instructions, in the full amount of the purchase price of the Securities for which the Investor is subscribing (the “Payment”).  In the event that the undersigned shall elect to deliver the Payment in the form of a check, such check should be made payable to “Baywood International, Inc.” and have a notation thereon that indicates that such check relates to the “Baywood Bridge Financing”.

(c)           The Company will hold a closing of the sale of the Securities to Investor (the “Closing”) at such time as the Company and Northeast Securities, Inc. (“NESC”) may determine.  Upon receipt by the Company of the Payment for Securities to be purchased hereunder by Investor, the Investor will be registered on the books and records of the Company as the record owner of the securities underlying the Securities so purchased and the Company shall deliver to the Investor final, executed copies of the Definitive Agreements.

(d)           The Company has agreed to pay NESC, as placement agent of this offering, an amount equal to ten percent (10%) of the gross proceeds received by the Company from the offering of the Securities.  The Company has also agreed to reimburse NESC for certain out-of-pocket expenses incurring in connection with this offering, up to a maximum amount of $15,000.  The Company shall also pay other expenses associated with completing this offering, including without limitation expenses of its counsel and expenses incurred in the qualification of the Securities under the blue sky laws of the states where the Securities will be offering and sold.  Investor understands that O. Lee Tawes, III, a shareholder and member of the Board of Directors of the Company, is an employee of NESC and may also make an investment in Securities.

2.           Representations and Warranties of Investor.  Investor hereby represents and warrants to the Company and NESC as follows:

(a)
Investor has full power and authority to enter into this Agreement and the other Definitive Agreements, and such agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law)

(b)
Investor is experienced in evaluating and investing in securities such as the Securities and in companies such as the Company.  Investor has substantial knowledge regarding, and experience in, financial and business matters, including knowledge and experience in investing in and evaluating private placement transactions of securities in companies similar to the Company.  Investor is capable of evaluating the risks and merits of its investment in the Securities and in the Company and has the capacity to protect his, her or its own interests.  Investor has been furnished all information it has requested to enable it to evaluate the merits and risks of an investment in the Securities and in the Company.

(c)
Investor is acquiring the Securities for investment for his, her or its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling or distributing the Securities.  By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Investor understands that as of the date of this Agreement the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Investor will not sell or distribute the Securities, except in compliance with applicable securities laws.

(d)
Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances.  In the absence of an effective registration statement covering the Securities (or any securities of the Company issued upon conversion thereof) or an available exemption from registration under the Securities Act, the Securities (and any securities of the Company issued upon conversion thereof) must be held indefinitely.  Investor further represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including the Rule 144 condition that current information about the Company be available to the public.  Such information is not now available and the Company has no present plans to make such information available.

(e)
Investor has read, understood, and is familiar with the Definitive Agreements, and has had an opportunity to discuss in detail the Company’s business, management and financial affairs with, and to ask questions of, the Company’s managers and employees with regard to the Company, its businesses and other information relevant to Investor, and has reviewed all documents and records of the Company which the Company has provided in response to Investor’s request and has had an opportunity to request and review all documents necessary to fully evaluate the investment decision.  In this regard, Investor understands that while NESC will receive compensation in connection with such offering, it is not guaranteeing or assuming any responsibility for compliance by the Company of the terms of the offering of the Securities or the Definitive Agreements.

(f)
Investor is financially able to bear the economic risk of investment in the Securities, including a total loss of investment.  Investor has adequate means of providing for its current needs and has no need for liquidity in its investment in the Securities and has no reason to anticipate any material change in its financial condition in the foreseeable future.  Investor understands that the acquisition of the Securities is an investment involving a risk of loss and there is no guarantee that Investor will realize any gain from such investment, and that he, she or it could lose the total amount of such investment.  Investor understands that neither the Securities and Exchange Commission (the “SEC”) nor any other U.S. federal or state agency has reviewed the proposed offering of Securities or made any finding or determination of fairness of the offering of Securities or any recommendation or endorsement of such investment.

(g)
No representations or warranties have been made to Investor by the Company, NESC or any of their respective agents, managers, employees or affiliates, except for those representations and warranties of the Company set forth in this Agreement or the Definitive Agreements, and in entering into the present transaction Investor is not relying on any information, other than from the results of independent investigation by Investor and as contained in such agreements. Investor understands that the Securities are being offered to him, her or it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Securities.

(h)
Investor has its principal residence in the state or jurisdiction set forth on the signature page to this Agreement, and the address and social security number or federal tax identification number, if any, set forth below is the true and correct address and social security number or federal tax identification number of Investor.  Investor has no present intention of becoming a resident of another state or jurisdiction.

(i)
Investor has accurately and fully completed the Investor Questionnaire, which is incorporated in this Agreement by this reference.  Investor represents that the information contained in the Investor Questionnaire is complete and accurate and may be relied upon by the Company and its officers, directors, and control persons, as well as NESC.  Investor hereby covenants to notify the Company and NESC immediately of any material change in any of the information contained in the Investor Questionnaire.

(j)
Investor understands that his, her or its subscription for the Securities is subject to acceptance by the Company, in whole or in part, and understands that his, her or its subscription offer may not be withdrawn or revoked.  Further, Investor understands that there is no minimum amount of investment required in the Company’s offering of the Securities and, accordingly, the Company might elect to accept and close the purchase contemplated by this Agreement even if no minimum amount of Securities is sold.

(k)
Investor is an “accredited investor,” as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act, as currently in effect, and under state securities or “blue sky” laws.

(l)
Investor understands that it shall not be entitled to seek any remedies with respect to its purchase of Securities from any party other than the Company.  Further, Investor acknowledges that NESC has been represented by Hand Baldachin & Amburgey LLP, and that such counsel has not represented and is not representing Investor.

3.           Security Certificate Restrictions.  All certificates representing Securities subject to this Agreement shall bear a legend in substantially the following form:

“NEITHER THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY (AS DEFINED BELOW) RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

4.           Representations and Warranties of the Company.   The Company hereby represents and warrants to Investor as follows:

(a)
The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business, and is in good standing as a foreign company, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all company power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is presently engaged.

(b)
There are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, self-regulatory organization or body or governmental agency to which the Company is a party or of which any property or assets of any of the Company is subject which, if determined adversely to the Company, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, condition or prospects (financial or other) of the Company (a “Material Adverse Effect”), and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any person, entity or governmental authority.

(c)
The Company has all necessary company power and authority to execute, issue and deliver the Securities and any securities issued upon the conversion or exercise of the Securities (“Other Securities”); the Securities and the Other Securities have been duly and validly authorized, and, when the Other Securities are duly issued and delivered to the Investor in accordance with the terms of the applicable Definitive Agreement, the Other Securities will be duly and validly authorized and issued, fully paid and non-assessable and will be free and clear of any preemptive rights and liens.

(d)
The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Definitive Agreements to which it is a party, and to perform its obligations hereunder and thereunder, to issue the Securities and the Other Securities and to consummate the Closing.

(e)
This Agreement and each of the other Definitive Agreements has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Company, assuming that such Definitive Agreements are or will be the valid and binding agreements of the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(f)
The Company is not currently (i) in violation of its Articles of Incorporation or By-laws or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g)
The financial statements, including the related notes and supporting schedules, included in the Company’s filings with the SEC comply in all material respects with the applicable accounting requirements of the SEC and present fairly the financial condition, results of operations and changes in financial position of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved.

(h)
None of the materials provided by the Company to the Investor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)
Since December 31, 2004, the Company has filed all reports, schedules, statements and other documents required to be filed by it with the SEC.  Such documents, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”); and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)
The execution, delivery and performance by the Company of this Agreement and the other Definitive Agreements, the performance of the obligations of the Company hereunder and thereunder, the issuance of the Securities and the Other Securities, and the consummation of the closing of this offering will not, as of the Closing, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Company’s Articles of Incorporation or By-laws or any statute or any order, rule or regulation of any court or governmental agency or body having applicable to or jurisdiction over the Company or any of its respective properties or assets, (iii) result in the imposition or creation of (or the obligation to create or impose) any lien under any agreement or instrument to which the Company is a party or by which any of the Company or its properties or assets are bound or (iv) result in the suspension, termination or revocation of any permit, license, consent, exemption, franchise, authorization or other approval (each, an “Authorization”) of the Company or any other impairment of the rights of the holder of any such Authorization, except, in the case of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)
No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Definitive Agreements by the Company, the issuance of the Securities and the Other Securities, the performance of the obligations of the Company hereunder and thereunder and the consummation of the closing of the transactions contemplated hereby and thereby.

(l)
The capitalization of the Company outstanding immediately prior to the Closing is set forth on Exhibit A hereto.  No capital stock of the Company or capital stock of the Company issuable upon exercise or exchange of any outstanding options, warrants or rights, are subject to any preemptive rights, rights of first refusal or other rights to purchase capital stock of the Company (whether in favor of the Company or any other person).

5.           Further Agreement by the Company.  In addition to the other agreements of the Company in this Agreement, the Company agrees to conduct this offering of Securities in compliance with the requirements of Regulation D under the Securities Act and not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities to the Investor in a manner that would require the registration of any such sale of any of the Securities under the Securities Act.

6.           Headings.  Paragraph headings are not to be considered as part of this Agreement, are included solely for convenience, and are not intended to be full or accurate descriptions of the contents thereof.

7.           Construction.  Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of one gender may be construed as denoting such other gender as is appropriate.  The word including (and variations thereof) is used in an illustrative sense rather than a limiting sense.

8.           Succession and Assignment.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party may assign this Agreement or any of their rights, interests or obligations in this Agreement without the prior written consent of the other party.

9.           Notices.  All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered, sent by facsimile in the case of notice to the Company only, or sent by registered or certified mail or Federal Express or other nationally recognized overnight delivery service.  Any notices shall be deemed given upon the earlier of the date when received at, the day when delivered via facsimile or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address set forth below, unless such address is changed by notice to the other party hereto:

To the Company:

Baywood International, Inc.
14950 North 83rd Place
Suite 1
Scottsdale, Arizona 85260
Attn: Chief Executive Officer
Facsimile: (480) 483-2168

To the Investor:  As set forth on the signature page hereto.

10.           Governing Law, etc.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within such State, without regard to principles of conflicts of law.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Notwithstanding any provision hereof to the contrary, if any dispute arises regarding this Agreement, the prevailing party shall, in addition to any other relief to which it is entitled, be entitled to an aware of its reasonable attorneys’ fees and all of its other reasonable costs incurred in connection with such dispute.

11.           Severability.  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement.  In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

12.           Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless it is in writing and is signed by the parties.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement or will affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

13.           Entire Agreement.  This Agreement including the Investor Questionnaire, which is incorporated in and constitutes a part of this Agreement, contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter.

14.           Counterparts.  This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument.  A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
[Signature page follows]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

1.           Date: September 7, 2006

2.           Consideration/Principal Amount of Notes: $__________________ in cash (must be at least $50,000).

Investor represents that:

(a)	the representations and warranties contained in this Agreement are complete and accurate and may be relied upon by the Company, and

(b)
Investor will notify the Company immediately of any change in any of such representations and warranties, as well as any change to the information contained in this signature page and in the Investor Questionnaire accompanying this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement and executed the Investor Questionnaire attached hereto on this __ day of September, 2006.

Signature of Investor	Taxpayer Identification or
Social Security Number

Name and Residence Address	Mailing Address if Different
(Post Office Address Not Acceptable)	from Residence Address

Type of Ownership (check one):

Individual Ownership

Community Property (each spouse must sign)

Joint Tenants with Right of Survivorship (all sign)

Tenants in Common (all sign)

Trust

Corporation

S Corporation

C Corporation

Company

Other (please specify type of entity	)

ACCEPTANCE

This Subscription Agreement between Investor and Baywood International, Inc. is hereby accepted as of September 7, 2006.

BAYWOOD INTERNATIONAL, INC.

By:
Name:
Title:

EXHIBIT A

CAPITALIZATION TABLE